UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2007
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19591	33-0245076
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9 Parker, Suite 100 Irvine, California (Address of principal executive offices)	92618 (Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Item 8.01 Other Events.
On June 3, 2007, IDM Pharma, Inc. (the “Company”) presented data from the Company’s Phase II EP-2101 cancer vaccine clinical trial (the “Phase II Trial”) at the 2007 American Society of Clinical Oncology (“ASCO”) 43rd annual meeting in Chicago.
The interim data from the Phase II Trial showed that the peptide vaccine EP-2101 was well tolerated and suggested a survival benefit in patients with non-small cell lung cancer (“NSCLC”) vaccinated with EP-2101 compared to concurrent non-vaccinated patients. In addition, generation of a robust immune response was also demonstrated.
The open label, non-randomized Phase II Trial with one year follow-up for survival is designed to assess overall survival at one year and vaccine safety, with vaccine immunogenocity as a secondary endpoint in HLA-A2 positive patients with stage IIIb, IV or recurrent NSCLC.
Sixty-eight patients were enrolled in the trial and sixty-three were treated, with the last patient enrolling in March, 2006. The interim analysis was conducted to assess the effect of EP-2101 on overall patient survival in HLA-A2 positive stage IIIb, IV or recurrent NSCLC patients. Patients were required to have tumor volume less than 125 cm2 with no limits on prior chemotherapy.
One-year survival in patients treated with EP-2101 was 60%, compared to 49% in a group of patients who were HLA-A2 negative but otherwise comparable (concurrent controls). Median survival for patients treated with EP-2101 was 583 days compared to 361 days for patients in the control group. Ninety-one percent of patients treated with EP-2101, who were tested for immune response, had a measurable response to at least one of the epitopes included in the vaccine with 64% responding to at least three of the epitopes.
The EP-2101 cancer vaccine candidate used in the Phase II Trial includes nine CTL epitopes from four tumor associated antigens (TAA) including two proprietary native epitopes and seven modified, or analog, epitopes. Tolerance to TAA, which is a failure of the immune system to recognize the cancer as diseased tissue, is broken by using these analog epitopes which enhance the potency of the T cell response. The Phase II Trial has been ongoing since late 2004.
A copy of the press release announcing the presentation of the Phase II Trial interim data is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the poster used during the ASCO presentation, which contain additional information on the clinical trial and interim data of the clinical trial, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
The press release and the poster, as well as the summary in this Item 8.01, include and the presentation described in this press release will include forward-looking statements that reflect management’s current views of future events including statements regarding the phase II EP-2101 study, the support that the survival data and positive safety profile and immunological data from the phase II EP-2101 provides for further clinical evaluation of EP-2101, and the potential for EP-2101 as a treatment for non-small cell lung cancer. Actual results may differ materially from the forward-looking statements due to a number of important factors described in more detail in the attached press release. These factors are more fully discussed in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarter ended March 31, 2007 and other periodic reports filed with the SEC. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	IDM Pharma, Inc. press release.

99.2	IDM Pharma, Inc. poster presentation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDM PHARMA, INC.
Date: June 4, 2007	By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	IDM Pharma, Inc. press release.

99.2	IDM Pharma, Inc. poster presentation.